UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 18, 2016

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Radian Group Inc. (the “Company”) is providing certain terms for the potential future redemption of its 2.25% Convertible Senior Notes due 2019 (the “Notes”).

The Company currently has outstanding $68.0 million principal amount of the Notes.  Under the indenture governing the Notes, the Company has the option to redeem all or part of the Notes as long as the daily closing sale price per share of its common stock is at least 130 percent of the then-current conversion price (currently this threshold is $13.78) for at least 20 out of the immediately preceding 30 consecutive trading days before the delivery of a redemption notice (the “Redemption Trigger”). If the Company elects to redeem the Notes, the Company currently intends to settle in cash any conversions of the Notes occurring between the date of the redemption notice and the redemption date, as well as any Notes redeemed on the redemption date.

The Company is providing this information as contemplated in its Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”).  The Company is not making any assurances that the Redemption Trigger will be satisfied or that it will redeem the Notes.  The Company may subsequently elect to use an alternate settlement method in accordance with the terms of the indenture governing the Notes.  However, in that event, the Company will announce the new settlement method as contemplated in its 2015 Form 10-K.

FORWARD-LOOKING STATEMENTS

Some of the statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities  Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	November 18, 2016	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Executive Vice President and General Counsel